Bank of America Corporation and Subsidiaries
Capital Management
(Dollars in millions)
	Basel 3 Transition	Basel 1
	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
Risk-based capital metrics (1, 2):
Common equity tier 1 capital (3)	$150,922	n/a	n/a	n/a	n/a
Tier 1 common capital	n/a	$141,522	$139,410	$136,546	$133,298
Tier 1 capital	152,936	157,742	155,593	153,716	155,856
Total capital	190,124	196,567	194,585	193,779	198,391
Risk-weighted assets (3)	1,282,117	1,297,593	1,289,501	1,288,207	1,298,234
Common equity tier 1 capital ratio	11.8%	n/a	n/a	n/a	n/a
Tier 1 common capital ratio (4)	n/a	10.9%	10.8%	10.6%	10.3%
Tier 1 capital ratio	11.9	12.2	12.1	11.9	12.0
Total capital ratio	14.8	15.1	15.1	15.0	15.3
Tier 1 leverage ratio	7.4	7.7	7.6	7.4	7.4

(1)	Regulatory capital ratios are preliminary until filed with the Federal Reserve on Form Y-9C.

(2)
On January 1, 2014, the Basel 3 rules became effective, subject to transition provisions primarily related to regulatory deductions and adjustments impacting common equity tier 1 capital and Tier 1 capital. The Corporation reported under Basel 1 (which included the Market Risk Final Rules) for 2013.

(3)
On a pro-forma basis, under the transition provisions for the Basel 3 Standardized approach (Basel 3 Standardized transition), fourth quarter 2013 common equity tier 1 capital and risk-weighted assets would have been $152,743 million and $1,315,949 million.

(4)	Tier 1 common capital ratio equals Tier 1 capital excluding preferred stock, trust preferred securities, hybrid securities and minority interest divided by risk-weighted assets.

n/a = not applicable

Certain prior period amounts have been reclassified to conform to current period presentation.

Bank of America Corporation and Subsidiaries
Regulatory Capital Reconciliations (1, 2)
(Dollars in millions)
		December 31 2013	September 30 2013	June 30 2013	March 31 2013
Regulatory capital – Basel 1 to Basel 3 (fully phased-in)
Basel 1 Tier 1 capital		$157,742	$155,593	$153,716	$155,856
Deduction of qualifying preferred stock and trust preferred securities		(16,220)	(16,183)	(17,170)	(22,558)
Basel 1 Tier 1 common capital		141,522	139,410	136,546	133,298
Deduction of defined benefit pension assets		(829)	(935)	(787)	(776)
Deferred tax assets and threshold deductions (deferred tax asset temporary differences, MSRs and significant investments)		(5,459)	(5,361)	(7,465)	(5,161)
Net unrealized losses in accumulated OCI on AFS debt and certain marketable equity securities, and employee benefit plans		(5,664)	(3,806)	(4,557)	(373)
Other deductions, net		(1,624)	(1,514)	(1,568)	(1,658)
Basel 3 common equity tier 1 capital (fully phased-in)		$127,946	$127,794	$122,169	$125,330

	March 31 2014
Regulatory capital – Basel 3 transition to fully phased-in
Common equity tier 1 capital (transition)	$150,922
Adjustments and deductions recognized in Tier 1 capital during transition	(11,302)
Other adjustments and deductions phased in during transition	(9,474)
Common equity tier 1 capital (fully phased-in)	$130,146

	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
Risk-weighted assets – As reported to Basel 3 (fully phased-in)
As reported risk weighted assets	$1,282,117	$1,297,593	$1,289,501	$1,288,207	$1,298,234
Change in risk-weighted assets from reported to fully phased-in	165,332	162,731
Basel 3 Standardized approach risk-weighted assets (fully phased-in)	1,447,449	1,460,324
Change in risk-weighted assets for advanced models	(86,234)	(133,027)	35,476	20,841	54,094
Basel 3 Advanced approaches risk-weighted assets (fully phased-in)	$1,361,215	$1,327,297	$1,324,977	$1,309,048	$1,352,328

Regulatory capital ratios
Basel 1 Tier 1 common	n/a	10.9%	10.8%	10.6%	10.3%
Basel 3 Standardized approach common equity tier 1 (transition)	11.8%	n/a	n/a	n/a	n/a
Basel 3 Standardized approach common equity tier 1 (fully phased-in)	9.0	8.8	n/a	n/a	n/a
Basel 3 Advanced approaches common equity tier 1 (fully phased-in)	9.6	9.6	9.7	9.3	9.3

(1)
Based on the Basel 3 Advanced approaches, assuming all regulatory model approvals, except for the potential reduction to risk-weighted assets resulting from the removal of the Comprehensive Risk Measure surcharge.

(2)
On January 1, 2014, the Basel 3 rules became effective, subject to transition provisions primarily related to regulatory deductions and adjustments impacting common equity tier 1 capital and Tier 1 capital. The Corporation reported under Basel 1 (which included the Market Risk Final Rules) for 2013.

n/a = not applicable

Certain prior period amounts have been reclassified to conform to current period presentation.